Exhibit 8.1

Principal trading subsidiaries of the Company as at December 29, 2007

Details of the Company’s principal trading subsidiaries as at December 29, 2007 are set out below. Each entity is wholly owned by the Group unless otherwise stated.

Industrial & Automotive

Dexter Axle Company Inc	(USA)	Gates Unitta Power Transmission (Shanghai) Ltd
Dexter Chassis Group Inc	(USA)	(ordinary shares – 51% owned)	(China)
Eifeler Maschinenbau GmbH	(Germany)	Gates Unitta Power Transmission (Suzhou) Ltd
Epicor Industries Inc	(USA)	(ordinary shares – 51% owned)	(China)
Formflo Ltd	(UK)	Gates Unitta (Thailand) Company Ltd.
Gates GmbH	(Germany)	(ordinary shares – 51% owned)	(Thailand)
Gates SAS	(France)	Gates Winhere Automotive Pump Products
Gates Argentina SA	(Argentina)	(Yantai) Co Ltd
Gates Australia Pty Ltd	(Australia)	(ordinary shares – 60% owned)	(China)
Gates do Brasil Industria e Comercio Ltda	(Brazil)	Plews Inc	(USA)
Gates Canada Inc	(Canada)	Schrader SAS	(France)
Gates Europe NV	(Belgium)	Schrader Bridgeport Brasil Ltda	(Brazil)
Gates Fleximak Ltd	(British Virgin Islands)	Schrader-Bridgeport International Inc	(USA)
Gates (India) Private Ltd	(India)	Schrader Electronics Ltd	(Northern
Gates Korea Company Ltd		Schrader Engineered Products (Kunshan) Co Ltd	(China)
(ordinary shares – 51% owned)	(Korea)	Stackpole Ltd	(Canada)
Gates Mectrol Inc	(USA)	Standard-Thomson Corporation	(USA)
Gates Polska S.p.z.o.o.	(Poland)	Stant Manufacturing Inc	(USA)
Gates PT Spain, SA	(Spain)
The Gates Corporation	(USA)
Gates Rubber Company (NSW) Pty Ltd	(Australia)
Gates Rubber Company (Singapore) Pte Ltd	(Singapore)
Gates de Mexico SA de CV	(Mexico)
Gates Rubber (Shanghai) Co Ltd	(China)
Gates (U.K.) Ltd	(Scotland)
Gates Unitta Asia Kabushikikaishu
(ordinary shares – 51% owned)	(Japan)
Gates Unitta Asia Trading Company Pte Ltd
(ordinary shares – 51% owned)	(Singapore)
Gates Unitta India Private Company Ltd
(ordinary shares – 51% owned)	(India)
Gates Unitta Korea Company Ltd
(ordinary shares – 51% owned)	(Korea)

Building Products

Air System Components Inc	(USA)	Philips Products Inc	(USA)
Aquatic Industries Inc	(USA)	Ruskin Company	(USA)
Hart & Cooley Inc	(USA)	Ruskin Air Management Ltd	(UK)
Lasco Bathware Inc	(USA)	Ruskin (Thailand) Co Ltd	(Thailand)
NRG Industries Inc	(USA)	Selkirk Americas LP	(USA)